ARTICLES SUPPLEMENTARY
                                     TO THE
                      ARTICLES OF AMENDMENT AND RESTATEMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                            INVESCO STOCK FUNDS, INC.


      INVESCO Stock Funds, Inc., a corporation organized and existing under the Corporation and Associations Law of the State of Maryland (the "Company"), hereby certifies to the Statement Department of Assessments and Taxation of Maryland that:

      FIRST: By unanimous consent effective as of August 15, 2000, the board of directors of the Company voted to create an additional class of shares of INVESCO Small Company Growth Fund Common Stock and INVESCO Value Equity Fund Common Stock designated as INVESCO Small Company Growth Fund - Class K and INVESCO Value Equity Fund - Class K, respectively, By unanimous consent effective as of August 8, 2001, the board of directors of the Company voted to increase authorized shares to six billion (6,000,000,000) and has authorized two hundred million (200,000,000) shares of stock to be allocated to INVESCO Small Company Growth Fund - Class K and one hundred million (100,000,000) shares of stock to be allocated to INVESCO Value Equity Fund - Class K. In addition, the board voted to allocate an additional three hundred million (300,000,000) shares to each of INVESCO Blue Chip Growth Fund - Investor Class, INVESCO Dynamics Fund
- Investor Class and INVESCO Small Company Growth Fund - Investor Class. Prior to this article, the aggregate number of shares which the Company had the authority to issue was five billion (5,000,000,000) shares, with a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of fifty million dollars ($50,000,000). Pursuant to the power granted to the board of directors, Article III, Section 1 of the Articles of Incorporation of the Company, as Amended and Restated, is hereby supplemented as follows:

                                   ARTICLE III
                                   -----------
                                 CAPITALIZATION
                                 --------------

      SECTION 1. The aggregate number of shares of stock of all series that the Company shall have the authority to issue is six billion (6,000,000,000) shares of Common Stock, having a par value of one cent ($0.01) per share of all authorized shares, having an aggregate par value of sixty million dollars ($60,000,000). Such stock may be issued as full shares or as fractional shares.

      In the exercise of the powers granted to the board of directors pursuant to Section 3 of this Article III, the board of directors designated seven series of shares of common stock of the Company, with two or more classes of shares of common stock for each series, designated as follows:

      FUND NAME & CLASS                                         ALLOCATED SHARES
INVESCO Blue Chip Growth Fund - Investor Class          One billion shares (1,000,000,000)
INVESCO Blue Chip Growth Fund - Class C                 Four hundred million shares (400,000,000)
INVESCO Blue Chip Growth Fund - Class K                 Four hundred million shares (400,000,000)
INVESCO Dynamics Fund - Investor Class                  One billion shares (1,000,000,000)
INVESCO Dynamics Fund - Institutional Class             Two hundred million (200,000,000)
INVESCO Dynamics Fund - Class C                         Three hundred million (300,000,000)
INVESCO Dynamics Fund - Class K                         Three hundred million (300,000,000)
INVESCO Endeavor Fund - Investor Class                  One hundred million (100,000,000)
INVESCO Endeavor Fund - Class C                         One hundred million (100,000,000)
INVESCO Endeavor Fund - Class K                         One hundred million (100,000,000)
INVESCO Growth & Income Fund - Investor Class           One hundred million (100,000,000)
INVESCO Growth & Income Fund - Class C                  One hundred million (100,000,000)
INVESCO Growth & Income Fund - Class K                  One hundred million (100,000,000)
INVESCO Small Company Growth Fund - Investor Class      Five hundred million (500,000,000)

INVESCO Small Company Growth Fund - Class C             Two hundred million (200,000,000)
INVESCO Small Company Growth Fund - Class K             Two hundred million (200,000,000)
INVESCO S&P 500 Index Fund - Investor Class             One hundred million (100,000,000)
INVESCO S&P 500 Index Fund - Institutional Class        One hundred million (100,000,000)
INVESCO Value Equity Fund - Investor Class              One hundred million (100,000,000)
INVESCO Value Equity Fund - Class C                     One hundred million (100,000,000)
INVESCO Value Equity Fund - Class K                     One hundred million (100,000,000)

      Unless otherwise prohibited by law, so long as the Company is registered as an open-end investment company under the Investment Company Act of 1940, as amended, the total number of shares that the Company is authorized to issue may be increased or decreased by the board of directors in accordance with the applicable provisions of the Maryland Corporations and Association Law.

      SECOND: Shares of each class have been duly authorized and classified by the board of directors pursuant to authority and power contained in the Articles of Incorporation of the Company, as Amended and Restated. The information required by Section 2.208.1, subsection (a) of the Corporations and Associations Law of Maryland was not changed by these Articles Supplementary.

      THIRD: The provisions set forth in these Articles Supplementary were approved by a majority of the entire board of directors of the Company, in accordance with Section 2-105, subsection (c) of the Corporations and Associations Law of Maryland.

      The undersigned Vice President of the Company, who is executing on behalf of the Company these Articles Supplementary, of which this paragraph is a part, hereby acknowledges, in the name and on behalf of the Company, the foregoing Articles Supplementary to be the corporate act of the Company and further verifies under oath that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects, under the penalties of perjury.

      IN WITNESS WHEREOF, INVESCO Stock Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 16th day of August, 2001.

      These Articles Supplementary shall be effective upon acceptance by the Maryland State Department of Assessments and Taxation.

                                          INVESCO STOCK FUNDS, INC.



                                          By:   /s/ Raymond R. Cunningham
                                                -------------------------
                                                Raymond R. Cunningham,
                                                Vice President
[SEAL]

WITNESSED:



By:   /s/ Glen A. Payne
      -----------------
      Glen A. Payne, Secretary

STATE OF COLORADO             )
                              )     ss
CITY AND COUNTY OF DENVER     )

      I, Ruth A. Christensen, a Notary Public in the City and County of Denver, State of Colorado, do hereby certify that Raymond R. Cunningham, personally known to me to be the person whose name is subscribed to the foregoing Articles Supplementary, appeared before me this date in person an acknowledged that he signed, sealed and delivered said instrument as his full and voluntary act and deed for the uses and purposes therein set forth.

      Witness my hand and official seal this 16th day of August, 2001.



                                                /s/ Ruth A. Christensen
                                                -----------------------
                                                Notary Public

My commission expires:  3/16/2002